Third Quarter 2020 Earnings Release Conference Call
October 28, 2020

Randy Wilson – Terex Corporation – Director, Investor Relations
Good morning and welcome to the Terex third quarter 2020 earnings conference call. A copy of the press release and presentation slides are posted on our Investor Relations website at investors.terex.com. In addition, the replay and slide presentation will be available on our website. I am joined by John Garrison, Chairman and Chief Executive Officer, and John “Duffy” Sheehan, Senior Vice President and Chief Financial Officer. Their prepared remarks will be followed by a question and answer session.

Please turn to slide 2 of the presentation, which reflects our safe harbor statement. Today’s conference call contains forward-looking statements, which are subject to risks that could cause actual results to be materially different from those expressed or implied. In addition, we will be discussing non-GAAP information that we believe is useful in evaluating the Company's operating performance. Reconciliations for these non-GAAP measures can be found in the conference call materials. Please turn to slide 3 and I’ll turn it over to John Garrison.

John L. Garrison, Jr. – Terex Corporation – Chairman and Chief Executive Officer
Good morning, thank you for joining us and for your interest in Terex. Most importantly, I hope you and your families are remaining safe and healthy. Throughout this challenging time, we are proud of all our Terex team members who are keeping themselves and others safe, meeting the needs of our customers, and helping our communities. I would like to recognize and thank our team members around the world for their continued commitment to our Zero Harm Safety Culture and Terex Way Values. Safety is and will remain the top priority of the Company, driven by Think Safe, Work Safe, Home Safe. Our team members remain vigilant by carefully following the COVID-19 safety protocols and continuing to keep their guard up. Our crisis response teams remain active and our facilities continue refining their preparedness and response plans to ensure they can respond swiftly as local pandemic conditions change. I am proud of our team member’s commitment to safety, but I am equally proud of their dedication to the Terex Way Value of Citizenship. Despite the challenges presented by COVID-19, our team members continue to give back to their local communities. Whether it is Aerial Work Platforms (“AWP”) team members continuing to produce masks and face shields, or Materials Processing (“MP”) team members donating PPE equipment, our team members are living our values. Our dedicated team members are delivering value for our stakeholders and shareholders.

Turning to slide 4, despite the challenging markets the team is meeting customer demand, tightly managing all costs, aggressively reducing net working capital, especially AWP inventories, and delivering positive free cash flow. Q3 revenue, which was in line with our outlook from the beginning of the quarter, improved sequentially almost 11%, as end markets continue to recover from the lows in the second quarter. AWP revenue improved sequentially by almost 8% in Q3, while MP revenues improved approximately 18%. Customer bookings in Q3 represented a dramatic improvement from Q2. Unlike the first half of the year, we did not experience any material customer bookings cancellations or pushing out of orders. Sequentially, AWP bookings were up over 100% compared to Q2 and MP bookings were up 36%. In addition to sequential strength in bookings, both segments saw improvement on a year-over-year basis. Demonstrating the strength of our Q3 bookings, Terex backlog was consistent with backlog at the end of Q2 and down year-over-year by only 5%. Although revenue was consistent with our outlook, as a result of our laser focus on cost control and only producing in line with customer demand, profitability for the quarter outperformed our outlook from the beginning of the quarter. Importantly, our approximately 5% operating margin was achieved with both segments generating positive operating margins. Our MP segment achieved outstanding financial results, reporting a 13% operating margin while revenues were down 19% year-over-year. Both segments and Terex overall achieved our targeted 25% decremental margins or better. We are not satisfied with AWP’s operating margins. We must drive significant improvement to restore the segment to industry competitive margins and we will continue to take the actions necessary to deliver on that improvement. Throughout 2020 we rightsized our inventory levels to the customer demand environment, especially in our aerial products business. Their inventory levels are now at a level consistent with 2016, which was the last time there was an industrial downturn. Going forward, we are now at a level where aerial products can manufacture to customer demand. Our focus on net working capital management drove $54 million of free cash flow in the third quarter, delivering positive year-to-date free cash flow. Overall, our financial performance strengthened significantly in Q3. I assure you that we will remain laser focused on consistently improving these results in 2021.

Please turn to slide 5. Our strategic priorities will continue to strengthen our business operations so we can succeed through all market cycles, including these uncertain times.  We are taking action and we are implementing steps to improve, strengthen and grow Terex. Through operational excellence we are strengthening accountability with each team member doing what he or she said they would do. To win in the marketplace requires more than just knowing the score, we must understand the score and have the process discipline to drive continuous improvement in the business. On the cost side we have been looking at every aspect of the business to ensure we maximize our ability to be globally cost competitive. We are laser focused on maximizing revenue, aggressively taking out costs, not just manufacturing costs, but also SG&A costs.  Terex targets SG&A as a percent of sales to be 12.5%, which we achieved in 2019.  However, as sales have declined our 2020 SG&A percent to sales has increased to over 14%. We are executing an SG&A cost reduction initiative, with a target of SG&A percent to sales for 2021 of 12.5%. This initiative is replacing temporary 2020 cost savings with permanent cost reductions.

We are evolving into a leaner organization with fewer organizational levels. Also, as we right-size our organization, we have been re-evaluating and reducing our related company-wide footprint. We recognize that to win in the marketplace we must have a globally cost competitive company-wide footprint. We have been and will continue to take the actions necessary to achieve this objective. Turning to innovation, we are listening to customers to ensure our products and services offer the features and benefits that provide value. We will provide the right features at the right price to meet customer demand. Purposeful innovation drives improvement in returns on invested capital for our customers, allowing us to support their growth. Finally, Terex is well positioned for future growth because we have strong businesses, strong brands and strong market positions upon which we can grow. We will continue to invest in and grow our high performing businesses, including investing in new products and manufacturing capacity where demand calls for it, and we are a more focused organization. I am confident this will result in Terex emerging from these uncertain times as an even stronger company. With that, I will turn it over to Duffy.

John Sheehan – Terex Corporation – Senior Vice President and Chief Financial Officer
Thanks, John. Turning to slide 6, let me begin by reviewing our Q3 financial results. I would call your attention to our financial reporting structure. As you will notice, consistent with Q1 and Q2, we did not report adjusted Q3 2020 financial results. Instead, we are identifying specific financial callouts which impacted our Q3 reported results. We continue to provide information that will help the investment community more easily compare our year-over-year results. Looking at our third quarter financial results, we achieved net sales in line with our outlook from the beginning of the quarter. Overall, revenue of $766 million was down 25% year-over-year. That said, throughout the quarter we did see the markets in which we operate continue to stabilize and improve. For the quarter, we recorded an operating profit of $37 million compared to adjusted operating profit of $90 million in the third quarter last year. The lower operating profit resulted from revenues being down from Q3 2019, combined with adverse impacts from a product liability judgement, severance and restructuring charges. We achieved this positive operating result through very disciplined cost control and adapting to the market environment. While lower revenues impacted our gross margins and resulted in an elevated SG&A as a percent to sales, our aggressive cost reduction actions allowed Terex to achieve an approximately 19% decremental operating margin for Q3, more favorable than our targeted 25% decremental margin. This decremental margin was achieved despite $5 million of gross profit charges, primarily due to a product liability judgment. In addition, SG&A was adversely impacted by $8 million primarily due to team member severance and restructuring. Neither of these impacts were considered in our outlook going into the quarter. Excluding these charges, operating profit would have improved by $13 million and Terex’s decremental margin would have been approximately 14% in the quarter. Below operating income, interest and other expense, was $3 million lower than Q3 2019 because of lower borrowings versus a year ago, principally related to our revolving credit facility being undrawn this past quarter. In addition, other income was reduced by $1 million due to marking-to-market of a third-party investment. We now estimate our 2020 full year global effective tax rate benefit to be approximately 52%, compared to our previous estimate of 17%. During the third quarter, the U.S. Treasury revised the regulations that permit a U.S. taxpayer, under certain circumstances, to exclude from U.S. taxable income non-U.S. income subject to a high rate of foreign tax.  This regulatory change significantly benefits Terex in 2020 by increasing our U.S. net operating loss. Most importantly, we expect that in connection with our 2020 U.S. federal tax return, that we will be able to carryback our 2020 net operating loss to 2015 and expect to receive a cash refund in 2021 of approximately $30 million. Finally, our reported EPS of $0.31 per share includes the adverse operating impacts to cost of goods sold and SG&A which were more than offset by the tax benefits that I just discussed.

Turning to slide 7 and our segments’ financial results. AWP sales of $445 million contracted by 29% compared to last year, driven by end markets in North America and Europe being lower. The aerial products market and our sales in China remain robust. The utilities market stabilized in the quarter, but remained soft in certain customer segments. We continue to aggressively manage aerial products production levels to ensure we are not building excess inventory. During Q3, our aerial products production was 47% lower than Q3 2019. This continued aggressive production control, producing below customer demand, allowed us to achieve almost a $290 million reduction in aerial products inventory levels since the beginning of 2019. As John mentioned, aerial products inventories at the end of the third quarter were consistent with 2016 levels. AWP delivered a positive operating margin in the quarter of approximately 3% driven by aggressively right-sizing production and costs to align with end market demand. The AWP team achieved strong decremental margin performance of 18% in the quarter, which includes almost $7 million of charges for a product liability judgement, severance and restructuring. Excluding the impact of these charges, AWP’s Q3 decremental margin performance would have been 14%. As expected, AWP’s decremental margins were adversely impacted by the opening of our new Watertown, South Dakota facility, where a dozen production buildings were consolidated into one new state-of-the-art facility. Q3 was challenging for our Utilities team from a production and product output standpoint as they worked through the move into the new facility.

However, throughout the quarter the team improved their production output. AWP third quarter bookings of $404 million were 10% higher than Q3 2019, while backlog at quarter end was $478 million, down 3% from the prior year. At the end of this quarter, a higher proportion of our backlog in AWP was scheduled for product delivery in the subsequent year as compared to the end of the third quarter 2019. Now turning to MP, MP had another solid quarter, achieving 13% operating margins despite challenging markets. It is a testament to the MP team’s operational strength to deliver these strong, positive operating margins on revenues down almost 20%. Sales were lower, at $311 million, driven by cautious customer sentiment. The MP Team has been aggressively managing all elements of cost in a challenging market environment, resulting in decremental margin performance of 25%. Backlog of $289 million was 8% lower than last year, but up 10% sequentially. MP saw its businesses strengthening through the quarter, with bookings up 24% year-over-year and up 36% sequentially. Customers in both segments continue to operate through this uncertain time and existing equipment is being utilized, but at lower levels.

Turning to slide 8. Now I would like to provide you with some perspectives on how we currently anticipate the remainder of 2020 to develop financially.  It is important to realize we are operating in an unprecedented period and results could change, negatively or positively, very quickly.  With that said, as for commercial demand we have seen our markets stabilize in the quarter, although at a much lower level of demand than 2019.  Consistent with what we said during our Q2 earnings call, we continue to expect revenue for the second half of 2020 to be similar to the first half of this year. From a segment perspective, we continue to anticipate that the year-over-year Q4 revenue declines will be greater in AWP versus MP.  However, we expect the year-over-year revenue declines in Q4 to be smaller than Q3 for both segments. As a result of actions taken, principally by AWP during the month of October, we are planning for at least $15 million of severance and restructuring charges in Q4. We remain fully committed to aggressively managing our overall cost structure in line with reductions in customer demand such that we maintain our decremental margin target of 25% for the full year and final quarter of the year, for the Company as a whole and for each of our segments, including the Q4 charges I just mentioned. Finally, as previously communicated, we expect the full year 2020 corporate and other cost structure will be incurred equally between the first and second halves of 2020. We are intensely focused on overall liquidity and free cash flow generation.  Year-to-date we are already free cash flow positive and traditionally the fourth quarter of the year is our strongest from a free cash flow perspective. Based upon our current customer demand outlook and cost reductions, we expect our full year 2020 free cash flow generation to be approximately the same as in 2019, on significantly lower revenue and earnings. Net working capital reductions will continue to be a primary source of Q4 free cash flow generation.  Because of our strong liquidity position, we have significantly reduced and expect to continue to reduce, our sales of receivables as a low-cost source of financing. Finally, we anticipate having ample cash on our balance sheet during the remainder of 2020 and would not expect to utilize our revolving credit facility.

Turning to page 9, I will review our disciplined capital allocation strategy. Despite the challenging environment, the Terex team drove positive free cash flow of approximately $54 million in the quarter, resulting in Terex being approximately $13 million free cash flow positive on a year-to-date basis. This accomplishment is ahead of our outlook communicated in Q2. However, our team members remain vigilant and will continue to aggressively manage production, especially within our AWP segment, and scrutinize every expenditure, so Terex continues to generate positive free cash flow. We have ample liquidity, with $1 billion available to us, and the right capital structure, with no near-term debt maturities, so we can manage and grow the business. Turning to growth, we may have reduced our expected 2020 capital spending by 35%, but our reduced level of capital expenditures is still approximately $65 million, which demonstrates our commitment to investing in the business. The completion of the new Utilities manufacturing facility is one of the largest capital expenditures in Terex’s recent history. Also, we are taking strong and swift actions to right-size the business, so Terex can profitably grow in the future. As John discussed earlier, we remain resolute in tightly managing production and SG&A. We will continue to aggressively manage the business and generate strong free cash flow while assuring we have the right capital structure to manage and grow Terex. And, with that, I will turn it back to you, John.

John L. Garrison, Jr. – Terex Corporation – Chairman and Chief Executive Officer
Thanks, Duffy. Turning to slide 10, I continue to lead AWP as segment President, with a laser focus on improving profitability and growth. The leadership team’s execution of our improvement plans is yielding results, as demonstrated by the positive operating margin this quarter, but we clearly understand we have more to work to do. Our aerials team has always been customer focused, so we listened and acted on our customers’ feedback. We reorganized our teams and are putting the processes and tools in place to increase the ease of doing business with AWP. We are investing in the expansion of our world-class manufacturing facility in Changzhou, China. The AWP team is well-positioned with our strong brands and product offerings to participate in this market’s growth. From an operational perspective, the AWP team executed in Q3 by driving sequential and year-over-year revenue growth in China, aggressively taking cost out of the business to improve margins, and swiftly bringing online the new Utilities facility. It is a competitive industry so we are controlling what we can control, superior execution and aggressively reducing costs to improve margins and win in the global marketplace.

Turning to slide 11, MP demonstrated, once again, strong operating performance in challenging market conditions. MP continues to develop product adjacencies and new geographies for its leading products and brands, all while demonstrating strong operational execution. The financial performance of MP relative to market conditions, by achieving an operating margin of 13%, demonstrates the MP team’s strong execution. MP’s bookings stabilized and increased throughout the third quarter, resulting in bookings being up 24% year-over-year. MP is a diversified and consistently strong performer.

Turning to slide 12, to wrap up our remarks. Terex team members around the world are focused on the right things: safety, health, customers, and improved productivity. We are reducing cost to improve margins, especially within AWP. We are driving positive free cash flow by reducing working capital. Our businesses have a strong future, so we are continuing to invest in innovative products and services to be prepared as market demand returns. With that, let me turn it back to Randy.

Randy Wilson – Terex Corporation – Director, Investor Relations
Thanks, John. As a reminder, during the question and answer session, we ask you to limit your questions to one and a follow-up to ensure we answer as many questions as possible this morning. With that, I would like to open it up for questions.
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